Exhibit F-1

                                   Balch & Bingham
                                 Birmingham, Alabama
                                     205-251-8100


                                   January 16, 1996



          Securities and Exchange Commission
          Washington, D.C. 20549

          Re:  Statement on Form U-1 of
               Alabama Power Company (the "Company") et al.
               File No. 70-8461

          Ladies and Gentlemen:

                    We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance and sale by Alabama Power Capital Trust I ("Alabama Power Capital") of its Trust Preferred Securities and the related issuance by the Company of its Guarantee and Junior Subordinated Notes (all as defined therein).

                    We are of the opinion that (i) the Company is validly organized and duly existing as a corporation under the laws of the State of Alabama, (ii) Alabama Power Capital Trust I has been duly formed and is validly existing as a statutory business trust under the laws of the State of Delaware, and (iii) upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to such proposed transactions, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders in respect thereof:

                    (a) all State laws applicable to such proposed transactions will have been complied with;

                    (b) the Company's obligations with respect to the Guarantee and the Junior Subordinated Notes will be valid and binding obligations of the Company in accordance with their terms;

                    (c) Alabama Power Capital's obligations with respect to the Trust Preferred Securities will be valid and binding obligations of Alabama Power Capital in accordance with their terms; and
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                                   Balch & Bingham


          Statement on Form U-1 of
          Alabama Power Company (the "Company") et al.
          File No. 70-8461
          Page 2




                    (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company, Alabama Power Capital, or any associate company of either thereof.

                    We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                             Very truly yours,

                                             /s/Balch & Bingham
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